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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


           CURRENT  REPORT  PURSUANT  TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934.



                          Date of Report July 17, 2000


                         SBA COMMUNICATIONS CORPORATION
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            (Exact name of registrant as specified in its charter)

          Florida                            000-30110                          65-0716501
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(State or other jurisdiction           Commission File Number       (I.R.S. Employer Identification No.)
of incorporation or organization)



 One Town Center Road, Boca Raton, Florida                                        33486
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(Address of principal executive offices)                                        (Zip code)

                                (561) 995-7670
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             (Registrant's telephone number, including area code)
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Item 5            Other Events

                  SBA Communications Corporation ("SBA") reported that in the second quarter it increased its tower portfolio by 309 towers to 1,660 total towers. Of the 309 towers added in the second quarter, 217 were newly-built and 92 were acquisitions of existing towers. The 92 towers were acquired in 23 separate transactions at an aggregate price of $37.8 million. Based on tenant leases executed as of June 30, 2000, same tower revenue growth for the trailing twelve months on the 770 towers SBA owned as of June 30, 1999 was 35%. With respect to the 1,351 towers owned at the beginning of the second quarter, SBA executed 216 new tenant leases in the quarter at an average initial monthly rental of $1,528, which is an annualized rate of .64 new tenants per tower.

                  At June 30, 2000, SBA had agreements to acquire 147 additional existing towers in 38 separate transactions for an aggregate purchase price of $56.4 million. These acquisitions are anticipated to close within the next six months. SBA is currently involved in projects for over 1,500 new tower builds for its ownership throughout the nation, consisting of over 600 build-to-suit mandates from wireless carriers and over 900 sites SBA is developing through its strategic siting efforts.

Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

                  99.1     Press release dated July 11, 2000
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


July 17, 2000                                   /s/  Pamela J. Kline
                                                --------------------
                                                Pamela J. Kline
                                                Chief Accounting Officer